- --------------------------------------------------------------------------------

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                              --------------------------

                                     FORM 8-K/A-1

                              --------------------------

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):  May 31, 1996


                                NORTHWEST PIPE COMPANY
                (Exact name of registrant as specified in its charter)


             Oregon                        0-27140               93-0557988
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
 incorporation or organization)            Number)           Identification No.)

    12005 N. Burgard, Portland, Oregon                             97203
 (Address of principal executive offices)                        (Zip Code)


          Registrant's telephone number, including area code:  503-285-1400

              The index to exhibits appears on page 2 of this document.


- --------------------------------------------------------------------------------

                                NORTHWEST PIPE COMPANY
                                     FORM 8-K/A-1
                                        INDEX

Item     Description                                                      Page
- ----     -----------                                                      ----

Item 2.  Acquisition or Disposition of Assets                               2

Item 7.  Financial Statements and Exhibits                                  2

         Report of Independent  Accountants - Thompson Pipe and
         Steel Company                                                     F-1

         Thompson Pipe and Steel Company Consolidated Balance Sheets -
         March 31, 1996 (unaudited) and December 31, 1995 and 1994         F-2

         Thompson Pipe and Steel Company Consolidated Statements of
         Operations - Three Months Ended March 31, 1996 and 1995
         (unaudited) and Years Ended December 31, 1995, 1994 and 1993      F-3

         Thompson Pipe and Steel Company Consolidated Statements of
         Cash Flows - Three Months Ended March 31, 1996 and 1995
         (unaudited) and Years Ended December 31, 1995, 1994 and 1993      F-4

         Thompson Pipe and Steel Company  Notes to Consolidated
         Financial Statements                                              F-5

         Northwest Pipe Company Pro Forma Consolidated Statements
         of Operations - Six Months Ended June 30, 1996 and Year
         Ended December 31, 1995                                          PF-1

         Northwest Pipe Company Footnotes to Pro Forma Consolidated
         Financial Statements                                             PF-2

Signatures                                                                  3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 31, 1996, Northwest Pipe Company (the "Company") acquired Thompson Pipe and Steel Company ("Thompson"), a manufacturer of water transmission pipe headquartered in Denver, Colorado (the "Acquisition"). The Acquisition was accomplished through the Company's purchase of all of the issued and outstanding capital stock of Thompson from Inter-City Products Corporation, a Canadian corporation based in Toronto, Canada, and its affiliates ("ICP").

The purchase price paid by the Company for the capital stock of Thompson was approximately $3.0 million. In addition, the Company purchased from ICP certain indebtedness of Thompson to ICP in the amount of approximately $4.8 million.
The purchase price was determined through arms-length negotiations between the Company and ICP. This total purchase price amount is subject to an adjustment based on a yet to be agreed upon post closing balance sheet. The post closing adjustment is expected to result in a reduction of the total purchase price amount. The funds used to pay the purchase price were obtained pursuant to the terms of the Company's Amended and Restated Financing Agreement with the CIT Group/Business Credit, Inc. dated May 31, 1996.

The principal assets acquired by the Company in the Acquisition were steel pipe manufacturing facilities located in Denver, Colorado and Princeton, Kentucky. The Kentucky manufacturing facility was closed by Thompson in 1995. The Company intends to continue operating the manufacturing facility in Denver, Colorado, and intends to dispose of the manufacturing facility located in Princeton, Kentucky.


Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Company Acquired
    See pages F-1 through F-18

(b)  Pro Forma Financial Statements
    See pages PF-1 through PF-2

(c)  Exhibits

                                                                   Sequential
   Exhibit    Description                                           Page No.
   -------    -----------                                          ----------

   2.1        Stock Purchase Agreement dated as of May 8, 1996
              among Northwest Pipe Company, Thompson Pipe and
              Steel Company, CHL Holdings, Inc. and Inter-City
              Products Corporation.  Incorporated by reference
              to Exhibit 2.1 of the Company's report on Form 8-K
              dated May 31, 1996 and as filed with the Securities
              and Exchange Commission on June 14, 1996.                --

  10.1        Amended and Restated Financing Agreement dated as
              of May 31, 1996 among The CIT Group/Business Credit,
              Inc., Northwest Pipe Company, Thompson Pipe and Steel Company and Thompson Steel Pipe Company. Incorporated
              by reference to Exhibit 10.1 to the Company's report
              on Form 8-K dated May 31, 1996 and as filed with the
              Securities and Exchange Commission on June 14, 1996.     --

                                      SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                  NORTHWEST PIPE COMPANY


Date:  August 13, 1996            By /s/  BRIAN W. DUNHAM
                                     -------------------------------
                                  Brian W. Dunham
                                  Director, Executive Vice President, Chief
                                  Financial Officer, Treasurer and Secretary
                                  (Principal Financial and Accounting Officer)

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder
Thompson Pipe and Steel Company:


We have audited the accompanying consolidated balance sheets of Thompson Pipe and Steel Company as of December 31, 1995 and 1994 and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thompson Pipe and Steel Company as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                  Coopers & Lybrand L.L.P.


Denver, Colorado
February 25, 1996, except for Notes 7 and 8, as to which the date is March 14, 1996

                           Thompson Pipe and Steel Company
                             Consolidated Balance Sheets
                                    (in thousands)



                                                           (Unaudited)
                                                            March 31,     December 31,   December 31,
                                                               1996          1995           1994
                                                         -------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                      $310            $68           $903
  Accounts receivable, less allowance for doubtful
    accounts of $178, $99 and $114 for March 1996,
    December 1995 and December 1994, respectively               9,395         10,077          7,724
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                       2,930          4,369          4,582
  Inventories                                                   2,445          3,475          5,590
  Deferred income taxes                                            --             --            987
  Prepaid expenses and other assets                                45            204            320
  Net investment in sales-type leases                             135            135            114
                                                         -------------------------------------------
    Total current assets                                       15,260         18,328         20,220

Net investment in sales-type leases, non-current                  172            201            334
Property, plant and equipment, net                              5,643          5,346         13,962
Property, plant and equipment, net (held for sale)              5,714          7,260             --
Other assets                                                      368            449            593
                                                         -------------------------------------------
    Total assets                                              $27,157        $31,584        $35,109
                                                         -------------------------------------------
                                                         -------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             $3,095         $6,084         $4,198
  Taxes payable                                                    38             24            436
  Accrued payroll and other accrued liabilities                 2,560          3,003          1,201
  Due to parent and affiliated liabilities                      5,206          3,589          1,668
  Current maturities of long-term debt and capital lease
    obligations                                                   276            889            768
                                                         -------------------------------------------
    Total current liabilities                                  11,175         13,589          8,271

Long-term debt, net of current maturities                      13,016         13,920         12,841
Capital lease obligations, net of current maturities            1,800          1,800          2,039
Due to parent                                                      --             --            837
Deferred income taxes                                              --             --            433
                                                         -------------------------------------------
    Total liabilities                                          25,991         29,309         24,421
                                                         -------------------------------------------

Commitments and contingencies
Stockholders' equity:
  Common stock, $.029 par value; 37,083 shares
    authorized, 34,699 issued and outstanding                       1              1              1
Additional paid-in capital                                      8,000          8,000          8,000
Retained earnings (deficit)                                    (6,742)        (5,585)         2,735
Pension additional minimum liability                              (93)          (141)           (48)
                                                         -------------------------------------------
    Total stockholders' equity                                  1,166          2,275         10,688
                                                         -------------------------------------------

    Total liabilities and stockholders' equity                $27,157        $31,584        $35,109
                                                         -------------------------------------------
                                                         -------------------------------------------

          The accompanying notes are an integral part of these consolidated balance sheets.

                           Thompson Pipe and Steel Company
                         Consolidated Statements of Operations
                                    (in thousands)


                                    (unaudited)
                            For the three months ended                 For the year ended
                              March 31,      March 31,     December 31,   December 31,   December 31,
                                1996           1995           1995           1994           1993
                            ------------------------------------------------------------------------
Net sales                       $ 7,077        $ 9,043        $37,557        $40,368        $52,309
Cost of sales                     6,721          8,516         36,419         36,262         49,586
                            ------------------------------------------------------------------------
  Gross profit                      356            527          1,138          4,106          2,723
Selling, general and
  administrative expenses           952          1,230          4,240          4,558          5,231
Loss on closure of Kentucky
  plant                              --             --          3,142             --             --
Restructuring costs                  --             --             --            223             --
Consulting fees                      --             --             --            300             --
                            ------------------------------------------------------------------------
Loss from operations               (596)          (703)        (6,244)          (975)        (2,508)
Interest expense                   (452)          (516)        (2,080)        (1,920)        (1,371)
Other income (expense)              (75)             4            277            151            (43)
                            ------------------------------------------------------------------------
Loss before income tax
  (expense) benefit              (1,123)        (1,215)        (8,047)        (2,744)        (3,922)
Income tax (expense) benefit         14             --           (274)           874          1,300
                            ------------------------------------------------------------------------
Net loss                        $(1,109)       $(1,215)       $(8,321)       $(1,870)       $(2,622)
                            ------------------------------------------------------------------------
                            ------------------------------------------------------------------------


                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                           Thompson Pipe and Steel Company
                         Consolidated Statements of Cash Flows
                                    (in thousands)

                                                              (unaudited)
                                                       For the three months ended               For the year ended
                                                        March 31,      March 31,    December 31,   December 31,   December 31,
                                                          1996           1995           1995           1994           1993
                                                     ------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                               $(1,109)       $(1,215)       $(8,321)       $(1,870)       $(2,622)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
    Deferred income taxes                                     --             --            554           (892)        (1,443)
    Depreciation and amortization                            273            324          1,638          1,497          1,419
    Write-down on equipment                                  103             --            992             --             --
    Write-off of deferred facility charges and
      debt costs                                            (209)            --            454             --             --
    Write-down of inventory                                   --             --            242             --             --
    Claim settlement                                          --             --            167             --             --
    Other                                                     --             --             --            (35)            20
Changes in assets and liabilities:
  Decrease (increase) in accounts receivable                 682           (277)        (2,349)         4,838         (4,146)
  (Increase) decrease in inventories                       1,030           (243)         1,874           (273)         4,453
  Decrease (increase) in investment in sales-
    type leases                                               29             77            113            102           (194)
  (Increase) decrease in prepaid expenses and
    other assets                                             240            100            210            (52)            58
  Increase (decrease) in accounts payable                 (2,989)         1,102          1,886          1,162         (4,071)
  (Decrease) increase in accrued payroll,
    accrued liabilities, and pension                        (443)            36          1,709           (305)           456
  (Decrease) increase in taxes payable                        14             --           (412)           (75)           134
  Changes in advances due to/due from parent and
     affiliated companies                                  1,617           (193)           828          2,121            839
  (Increase) decrease in costs in excess of billings       1,439            176            213         (3,993)         1,931
                                                     ------------------------------------------------------------------------
Net cash provided by operating activities                    677           (113)          (202)         2,225         (3,166)

Cash flows used in investing activities:
  Additions to property, plant and equipment                (504)          (660)          (991)        (1,356)        (1,165)

Cash flows from financing activities:
  Repayments of bank line of credit                           --             --             --         (4,113)        (2,675)
  Proceeds from bank line of credit                          688            264          8,470          1,700          8,184
  Principal payments on long-term debt and
    capital lease                                           (545)            10         (7,676)          (874)          (868)
  Proceeds from parent subordinate debt                       --             --             --          3,000             --
  Financing costs paid                                       (74)           (87)          (693)            --             --
  Due to affiliates                                           --             --            257             --             --
                                                     ------------------------------------------------------------------------
  Net cash (used in) provided by financing activities         69            187            358           (287)         4,641
                                                     ------------------------------------------------------------------------
Net increase (decrease) in cash                              242           (586)          (835)           582            310
Cash and cash equivalents, beginning of year                  68            903            903            321             11
                                                     ------------------------------------------------------------------------
Cash and cash equivalents, end of year                      $310           $317            $68           $903           $321
                                                     ------------------------------------------------------------------------
                                                     ------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Interest paid                                             $257           $259         $1,410           $902         $1,233
                                                     ------------------------------------------------------------------------
                                                     ------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
 In 1995, a note payable of $167 was issued as a result of the settlement of a contract claim.
 In 1994, a note receivable of $50 was recorded resulting from settlement of litigation and an $8,000 subordinate note payable was contributed to the Company and recorded as additional paid-in capital.
The accompanying notes are an integral part of these consolidated statements.

THOMPSON PIPE AND STEEL COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    NATURE OF THE BUSINESS

    Thompson Pipe and Steel Company (the "Company") is wholly owned by CHL Holdings, Inc. ("CHL"), which is wholly owned by Inter-City Products Corp. ("ICP"), a Canadian Corporation. The Company is a contract manufacturer of steel pipe for use in major water systems and propane tanks.

    The majority of the Company's business is with contractors who perform services for various municipalities and government agencies, and perform such services under bonding arrangements with the agencies. At any point in time, a small number of customers account for a significant portion of accounts receivable.

    BASIS OF PRESENTATION

    At and subsequent to December 31, 1995, CHL is having discussions with several companies regarding the possible sale of all of the Company's outstanding common stock. The effects of a sale, if in fact a sale is made, are not known and the accompanying financial statements do not reflect any potential adjustments which may result therefrom.

    CONSOLIDATION

    The consolidated financial statements include the accounts of Thompson Pipe and Steel Company and its wholly owned subsidiary, Thompson Steel Pipe Company (see Note 2 relative to the closure of Thompson Steel Pipe Company). Intercompany accounts and transactions have been eliminated.

    REVENUE RECOGNITION

    The Company recognizes long-term contract revenue on the percentage of completion method. Contract costs include all direct material and labor cost and those indirect cost related to contract performance. Under absorbed overhead is accounted for as a period cost. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenue contracts lasting three months or less and sale of propane tanks are recognized as product is shipped.

    INVENTORIES

    Inventories are stated at the lower of cost, using the weighted moving average method, or market.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment held for use are recorded at cost. Property, plant and equipment held for sale is recorded at the lesser of cost or estimated realizable value. Depreciation is computed using the straight-line method over the following estimated useful lives:

    Land improvements                                    20 years
    Buildings                                         10-20 years
    Machinery, equipment and furniture                 5-20 years

    Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements are capitalized and depreciated. At the time of retirement or disposition of depreciable property, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

    OTHER ASSETS

    Other assets are recorded at cost and consist of deferred costs related to the financing and construction of the facilities of Thompson Steel Pipe Company. Management periodically evaluates the net realizability of the carrying amount of such deferred costs. Deferred facility costs are amortized over five years (written off in 1995), and financing costs are being amortized over the life of the related debt.

    WARRANTY PROVISION

    The Company provides for future warranty costs based on management's estimate of the amount necessary to cover all known claims for warranty coverage plus an amount for future claims which are probable, but as yet are unreported to the Company. The liability is reduced as actual costs are incurred.

    INCOME TAXES

    The Company's operations are included in the consolidated federal income tax return filed by CHL. Federal income taxes for the Company are provided on a separate tax return basis and are payable to CHL under a tax sharing agreement. Investment tax credits, as determined above, are recorded as a reduction of the provision for income tax in the year in which such credits are utilized. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of such estimates include, but are not limited to, the net realizable values of Kentucky related assets (Note
    2), deferred tax assets valuation allowance, pension related assumptions, percentage of completion revenue calculations, contingent environmental liabilities and restructuring charges. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    The Company maintains substantially all cash and cash equivalents in Federally insured banks in Denver, Colorado, and Princeton, Kentucky.

    RESTRUCTURING

    Restructuring charges principally consist of severance expense incurred during the Company's downsizing in 1994, and again with the closure of the Kentucky manufacturing facility.

    INTERIM FINANCIAL STATEMENTS

    The financial statements as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation of the Company's financial position, operating results and cash flows. Results of the interim periods are not necessarily indicative of results to be expected for the entire year.

2.  CLOSURE OF KENTUCKY FACILITY:

    Due to recurring losses experienced in Thompson Steel Pipe Company, the subsidiary's operations were ceased and the manufacturing facility in Princeton, Kentucky, was closed in August 1995. All contracts in progress at the time of the closure and certain pipe manufacturing equipment and inventory were transferred to the Company's Denver facility. Certain inventory related to the manufacturing of propane tanks was transferred to an unrelated manufacturer of propane tanks in Mexico (see Note 4 for additional explanation). Certain other equipment has been sold to third parties, abandoned or is held in Kentucky for sale.

    In connection with the plant closing, the Company recorded the following significant charges:

    Severance and benefits                                       $   567,154
    Cost of moving equipment to Denver/Mexico                        168,908
    Write-down of plant and related costs                            980,904
    Write off of deferred facility and debt costs                    453,940
    Write off of abandoned equipment                                 362,461
    Write-down of inventory                                          242,110
    Other                                                            366,421
                                                                 -----------
                                                                 $ 3,141,898
                                                                 -----------
                                                                 -----------

    At December 31, 1995 property, plant and equipment held for sale including buildings and equipment under capital lease were comprised of the following:

    Land and building                                            $ 3,210,653
    Equipment                                                      6,351,175
                                                                 -----------

                                                                   9,561,828


    Accumulated depreciation                                       2,301,753
                                                                 -----------

                                                                 $ 7,260,075
                                                                 -----------
                                                                 -----------

    The land and building are being carried at an appraised value obtained in 1995, less estimated disposition costs of $130,000. The equipment is carried at cost, which is its expected net realizable value. Additionally, the Company is holding inventory with a carrying value of $575,451, which is expected to approximate its net realizable value. Included in accrued expenses and plant closing costs is $260,000, representing the costs expected to be incurred to maintain the facility until its ultimate sale (reduced by expected lease income of $150,000) which is expected to occur in 1997. The amounts the Company will actually realize on the sale of these assets could differ significantly from the current carrying values.

3.  COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS:

    Costs and billings on uncompleted contracts as of December 31, 1995 and 1994 are as follows:

                                                     1995           1994
                                                     ----           ----

    Costs and estimated earnings on uncompleted
      contracts                                     $ 29,604,198   $ 21,539,908
    Billings on uncompleted contracts                 25,333,670     16,984,870
                                                    ------------   ------------
                                                    $  4,270,528   $  4,555,038
                                                    ------------   ------------
                                                    ------------   ------------

    Included in the accompanying balance sheets under the following captions:

    Costs and estimated earnings in excess of
      billings on uncompleted contracts             $  4,368,941   $  4,582,241
    Other accrued liabilities (billings in excess
      of costs and estimated earnings)                    98,413         27,203
                                                    ------------   ------------

                                                    $  4,270,528   $  4,555,038
                                                    ------------   ------------
                                                    ------------   ------------

4.  INVENTORIES:

    Major components of inventories as of December 31, 1995 and 1994 are as follows:

                                                         1995           1994
    Available for production:
      Raw materials                                 $  2,611,953   $  4,387,849
      Work-in-progress                                   287,195        920,786
      Finished goods                                       -            281,693
                                                    ------------   ------------

                                                       2,899,148      5,590,328

    Finished goods - propane tanks held for sale
      in Kentucky                                         48,127          -
    Component parts held in Kentucky                      21,712          -
    In transit to third-party propane tank
      manufacturer in Mexico                             505,612          -
                                                    ------------   ------------

                                                    $  3,474,599   $  5,590,328
                                                    ------------   ------------
                                                    ------------   ------------

    The inventory in transit to a third-party propane tank manufacturer in Mexico represents propane tank and related parts inventory (component parts) transferred from the Kentucky plant after its closing. The Company intends to enter into a distribution arrangement whereby the Company will distribute in the United States tanks manufactured by the Mexican manufacturer. The manufacturer will use the transferred inventory on an as needed basis. The Company will recover the inventory costs through a reduced purchase price for tanks that are manufactured with the transferred inventory.

5.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment held for use (see Note 2 regarding Property, Plant and Equipment held for sale) by major classifications as of December 31, 1995 and 1994 are as follows:
                                                        1995          1994
                                                        ----          ----

    Land and land improvements                      $  1,321,234  $  1,709,267
    Buildings                                          3,436,922     6,780,040
    Machinery, equipment and furniture                 8,844,023    15,163,082
                                                    ------------  ------------
              Total cost                              13,602,179    23,652,389

    Accumulated depreciation                          (8,255,819)   (9,690,835)
                                                    ------------  ------------

    Net property, plant and equipment               $  5,346,360  $ 13,961,554
                                                    ------------   ------------
                                                    ------------   ------------

 6. LONG-TERM DEBT:

    Long-term debt as of December 31, 1995 and 1994 consists of the following:

                                                        1995          1994
                                                        ----          ----

    Revolving line of credit (see Note 7)           $  8,470,404  $  6,831,000

    Caldwell County, Kentucky, Industrial
      Revenue Bonds (see Note 8)                       3,000,000     3,600,000

    Promissory notes, payable in installments
      through 1997                                       100,000        27,869

    Subordinated note to affiliate, CHL, payable
      at U.S. prime rate plus .5% (prime rate
      8.5% December 31, 1995)                          3,000,000     3,000,000
                                                    ------------  ------------

                                                      14,570,404    13,458,869

    Less current maturities                              650,000       617,532
                                                    ------------  ------------

                                                    $ 13,920,404  $ 12,841,337
                                                    ------------   ------------
                                                    ------------   ------------

    Annual maturities of long-term debt for the next five years are as follows:

    1996                                         $    650,000
    1997                                            9,120,404
    1998                                              600,000
    1999                                              600,000
    2000                                            3,600,000
                                                 ------------
                                                 $ 14,570,404
                                                 ------------
                                                 ------------


    The $3,000,000 loan from CHL is subordinate to all other long-term obligations of the Company and is payable upon demand after the other debt is extinguished. Given that the Industrial Revenue Bonds are not expected to be extinguished until 1997, the CHL debt is classified as long-term.

7.  LINE OF CREDIT:

    At December 31, 1995, the Company had a $12,700,000 line of credit of which $8,470,404 was outstanding. Borrowings under the line of credit accrue interest at the prime rate, plus 2.0% (prime rate of 8.5% at December 31, 1995) and are payable on March 8, 1997.

    The line of credit is collateralized by all assets, rights, and interests of the Company and guaranteed by CHL and ICP. The Company is subject to various restrictive covenants, including maintenance of certain net worth and working capital ratios, restrictions on issuance of new debt, and payment of dividends. At December 31, 1995, the Company was in default of the working capital and net worth covenants.

    On March 14, 1996, the Company obtained an amendment to the line of credit that modified the working capital and net worth covenants so as to allow compliance at December 31, 1995. The revised covenants will remain in place until the earlier of the sale of the Company, at which time the borrowings are due and payable, or June 1, 1996, at which time both covenants will revert to minimum amounts which are more stringent than the March 14, 1996 revised amounts. Based on the Company's current projected results for 1996, management expects to remain in compliance with the amended covenants through May 31, 1996. However, in the event the Company is not sold prior to June 1, 1996, management expects the Company will not be in compliance with certain of the amended covenants. Therefore, the lender has required and ICP has represented that it will provide the funding as required to meet the amended covenants.

8.  INDUSTRIAL REVENUE BONDS:

    The Company financed the acquisition of facilities for Thompson Steel Pipe Company with Industrial Revenue Bonds (the "Bonds") on May 1, 1990. The Caldwell Bond proceeds and related Caldwell Bond Indenture were then assigned to Thompson Steel Pipe Company. The Caldwell Bonds bear interest at a variable rate which is determined by the remarketing agent. At December 31, 1995, the variable rate was 5.6%. The Bonds are subject to redemption and repayment, pursuant to the terms of the Caldwell Bond Indenture, beginning May 1, 1993, and on each such payment date thereafter until May 1, 2000. Also, the bonds may be subject to early redemption by the Company pursuant to the bond terms.

    The Kentucky Rural Economic Development Authority (the "KREDA") issued $2,500,000 of Industrial Revenue Bonds (the "KREDA Bonds") on May 1, 1990. KREDA leased the facilities acquired with the proceeds to Thompson Steel Pipe Company under the capital lease described in Note 9 (the "KREDA Lease"). The KREDA Lease includes a variable interest component which is determined by the remarketing agent. Principal payments of the KREDA Lease obligation are used to fund the mandatory sinking fund redemption payments for the KREDA Bonds beginning May 1, 1991, and on each such payment date thereafter until May 1, 2005.

    The Caldwell Bond Indenture and the KREDA Lease require that the trustee maintain certain trust account for the benefit of Caldwell and KREDA. The trustee invests any excess funds in certain qualified investments as defined in the bond indenture. The primary funds are described as follows:

    - Bond Principal Fund - The purpose of this fund is to receive required payments by the Company, and in turn to pay the principal and any premium on the Bonds when due.

    - Bond Interest Fund - The purpose of this fund is to receive required payments from the Company for the sole purpose of paying interest due on the Bonds.

    - Bond Redemption Fund - The purpose of this fund is to pay the principal and interest in the event of early redemption of the Bonds with proceeds received from the Bond Principal and Bond Interest Funds.

    The Bonds are collateralized by two letters of credit issued by the Company's revolving line of credit bank on the Company's behalf, equipment and machinery of Thompson Steel Pipe Company, and a mortgage on the Company's real property. The letters of credit expire in April 1997. The Company is subject to letter of credit and alternate letter of credit restrictive covenants similar to those described in Note 7.

    The March 14, 1996 amendment to the line of credit also allowed for the continuation of these letters of credit until March 8, 1997.

9.  LEASE COMMITMENTS:

    CAPITAL LEASE

    As discussed in Note 8, the Company leases certain assets from the KREDA which were acquired with the proceeds from issuance of the KREDA Bonds.

    Future minimum lease payments and the present value of minimum lease payments as of December 31, 1995 under the capital lease used to acquire the Thompson Steel Pipe Company facility and to finance certain computer equipment are as follows:

    1996                                         $    320,913
    1997                                              271,628
    1998                                              263,027
    1999                                              254,428
    2000                                              245,867
    Thereafter                                      1,040,256
                                                 ------------

    Total minimum payments                          2,396,119
    Less amount representing interest                 356,904
                                                 ------------

    Present value of net minimum lease payments     2,039,215
    Less current portion                              239,215
                                                 ------------

                                                 $  1,800,000
                                                 ------------
                                                 ------------


    OPERATING LEASES

    The Company leases office and transportation equipment under operating leases expiring at various dates through 2000. Upon expiration, the Company generally has the option to purchase the property at the then fair value of the property. Future minimum rental payments as of December 31, 1995, are as follows:


    1996                                         $    455,000
    1997                                         $    350,000
    1998                                         $    207,000
    1999                                         $    192,000
    2000                                         $      1,000


    Total rent expense for all operating leases amounted to approximately $543,264, $523,000 and $294,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

10. INCOME TAXES:

    The components of the provision (benefit) for income taxes for the years ended December 31, 1995, 1994 and 1993 are as follows:

                                            1995           1994        1993
                                       -----------     ---------    ----------
         Current                       $  (280,253)   $   18,000   $   111,254
         Deferred                          553,852      (892,313)   (1,411,254)
                                           -------      --------     ---------
                                       $   273,599    $ (874,313)  $(1,300,000)
                                        ----------     ---------    ----------
                                        ----------     ---------    ----------


    At December 31, 1995, the Company's deferred tax assets totaled $4,560,111, deferred tax liabilities totaled $1,414,586, and a deferred tax asset valuation allowance for $3,145,525 resulting in no net deferred tax assets or liabilities. These differences principally relate to net operating loss
    (NOL) carry forwards, the use of accelerated depreciation for tax return purposes and the accrual of estimated liabilities for financial statement purposes.

    Taxes currently payable/receivable are included in advances due to/from parent and affiliated companies.

    The difference between the federal statutory rate of 34% and the effective tax rate is primarily due to recording a valuation account for the tax assets in excess of deferred tax liabilities. Tax NOL carry forwards approximating $12,083,000 attributable to the Company are available for inclusion in the CHL consolidated return, and expire at varying dates through 2010 if not utilized.

11.  CHANGES IN STOCKHOLDER'S EQUITY:

    Effective December 31, 1994, the Company's parent, CHL, contributed an $8 million subordinate note to additional paid-in capital.

    In connection with the Union Pension Plan, the Company has recognized an additional pension minimum liability at December 31, 1995, 1994 and 1993 of $140,878, $47,482 and $52,602, net of $86,000, $28,705 and $31,275 tax,
    respectively. This additional minimum liability has been recorded as a separate component of stockholder's equity.

12.  PENSION PLANS:

    The Company has two noncontributory defined benefit pension plans which cover substantially all employees. Benefits under the Union Pension Plan are based upon a flat benefit formula, while benefits under the Company's Retirement Plan are based upon a final pay formula.

    The funding policy for each plan is based on current plan costs plus amortization of the unfunded plan liability. The following tables set forth the net periodic pension cost and the funded status of the plans as of December 31, 1995, 1994 and 1993:


                                                                1995
                                                    --------------------------
                                                     RETIREMENT      PENSION
                                                        PLAN           PLAN
                                                    --------------------------

    Details of pension cost:
       Service cost-benefits earned during the
         period                                       $    45,944  $    42,239
       Interest cost on projected benefit
         obligation                                       168,054       79,599
       Return on plan assets                             (228,927)    (121,686)
       Net amortization and deferral                      105,222       56,542
                                                      -----------  -----------

       Pension cost                                   $    90,293  $    56,694
                                                      -----------  -----------
                                                      -----------  -----------

    Funded status of the plans:
       Accumulated benefit obligation, including
         vested benefits of $2,004,507 and
         $1,016,008, respectively.                    $ 2,028,180  $ 1,081,371
                                                      -----------  -----------
                                                      -----------  -----------

    Plan assets at fair value, primarily equity
       and fixed income securities                    $ 1,875,231   $  901,003
    Less projected benefit obligation                   2,172,131    1,081,371
                                                      -----------  -----------

    Benefit obligation in excess of plan assets          (296,900)    (180,368)
    Plus unrecognized transition obligation                25,021        4,709
    Plus recognition of additional minimum liability     (148,074)    (107,345)
    Less unrecognized net loss                            267,004      102,636
                                                      -----------  -----------

    Accrued pension cost                              $  (152,949) $  (180,368)
                                                      -----------  -----------
                                                      -----------  -----------

    Actuarial assumptions:
       Weighted average discount rate                       7.75%        7.75%
       Expected long-term rate of return on plan
         assets                                             8.00%        8.00%
       Rate of increase in future compensation level        4.50%         N/A

                                                                1994
                                                    --------------------------
                                                                      UNION
                                                     RETIREMENT      PENSION
                                                        PLAN           PLAN
                                                    --------------------------

    Details of pension cost:
      Service cost-benefits earned during the period  $    51,297  $    46,784
      Interest cost on projected benefit obligation       137,430       68,890
      Return on plan assets                                53,021       38,397
      Net amortization and deferral                      (198,937)    (111,247)
                                                      -----------  -----------
      Pension cost                                    $    42,811  $    42,824
                                                      -----------  -----------
                                                      -----------  -----------

    Funded status of the plans:
      Accumulated benefit obligation, including
        vested benefits of $1,628,603 and $852,932,
        respectively                                  $ 1,694,509  $   922,470
                                                      -----------  -----------
                                                      -----------  -----------

    Plan assets at fair value, primarily equity
      and fixed income securities                     $ 1,704,557  $   824,101
    Less projected benefit obligation                   1,782,469      922,470
                                                      -----------  -----------

    Plan assets less than projected benefit obligation    (77,912)     (98,369)
    Plus unrecognized transition obligation                29,192        5,493
    Plus recognition of additional minimum liability            -      (82,040)
    Less unrecognized net loss                            130,412       76,547
                                                      -----------  -----------

    Prepaid (accrued) pension cost                    $    81,692  $   (98,369)
                                                      -----------  -----------
                                                      -----------  -----------

    Actuarial assumptions:
      Weighted average discount rate                         8.5%         8.5%
      Expected long-term rate of return on plan assets       8.0%         8.0%
      Rate of increase in future compensation level          4.0%         N/A

                                                                1993
                                                    --------------------------
                                                                      UNION
                                                     RETIREMENT      PENSION
                                                        PLAN           PLAN
                                                    --------------------------

    Details of pension cost:
      Service cost-benefits earned during the
        period                                        $    46,489  $    40,249
      Interest cost on projected benefit
        obligation                                        153,494       69,674
      Return on plan assets                              (127,179)     (47,600)
      Net amortization and deferral                       (18,434)     (25,947)

      Pension cost                                    $    54,370  $    36,376
                                                      -----------  -----------
                                                      -----------  -----------

    Funded status of the plans:
      Accumulated benefit obligation, including
        vested benefits of $1,676,711 and $904,422,
        respectively                                  $ 1,707,909  $   984,082
                                                      -----------  -----------
                                                      -----------  -----------

    Plan assets at fair value, primarily equity
      and fixed income securities                     $ 1,876,083  $   920,423
    Less projected benefit obligation                   1,824,238      984,082
                                                      -----------  -----------

    Plan assets in excess of (less than) projected
      benefit obligation                                   51,845      (63,659)
    Plus unrecognized transition obligation                33,363        6,277
    Plus recognition of additional minimum liability         -         (90,154)
    Less unrecognized net loss                             22,372       83,877
                                                      -----------  -----------

    Prepaid (accrued) pension cost                    $   107,580  $   (63,659)
                                                      -----------  -----------
                                                      -----------  -----------

    Actuarial assumptions:
      Weighted average discount rate                         7.5%         7.5%
      Expected long-term rate of return on plan
        assets                                               8.0%         8.0%
      Rate of increase in future compensation level          4.0%         N/A

13.  RELATED PARTY TRANSACTIONS:

    The Company is a member of a group of affiliated companies, substantially all of which are direct or indirect subsidiaries of ICP. The Company is charged a management fee for certain administrative and operational support services which amounted to $224,259, $286,966 and $335,456 for the years ended December 31, 1995, 1994 and 1993, respectively. ICP also provides risk management services for the Company. These services resulted in expense of $484,030, $513,000 and $790,000 in 1995, 1994 and 1993,
    respectively. In addition, the Company reimburses an affiliate for salary and other expenses of certain individuals. The amount expensed for such reimbursement for 1995, 1994 and 1993 was $205,062, $279,911 and $204,000,
    respectively.

    Interest expense on loans with related parties approximated $279,000, $793,000 and $568,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

    Certain members of management are covered under a long-term incentive plan of ICP. Under the plan, long-term incentive compensation units may be granted, the value of which shall be determined by reference to the appreciation in the market value of ICP ordinary shares over stated periods of time. Based on the discretion of the ICP Board of Directors, the appreciation in the market value of the ordinary shares will be distributed to the holder thereof by payment of cash, issuance of ICP ordinary shares or a combination thereof. Amounts expensed for the plan for 1995, 1994 and 1993 were insignificant.

    The Company's common stock has been pledged to guarantee the borrows of CHL under a line of credit agreement between CHL and a third party.


14. ENVIRONMENTAL LIABILITIES:

    The Company has been involved in paying the costs of assessing the extent of, and remediating, environmental contamination at its Denver and Kentucky facilities. The estimated costs to remediate after December 31, 1995 is expected to be less than $100,000. Actual results could differ from those estimates.

                                Northwest Pipe Company
                    Pro Forma Consolidated Statement of Operations
                        For the Six Months Ended June 30, 1996
                                     (Unaudited)

(In thousands, except per share data)                       Thompson                         Northwest
                                             Northwest      Pipe and                           Pipe
                                               Pipe           Steel                           Company
                                              Company        Company      Adjustments        Pro Forma
                                           --------------------------------------------------------------
Net sales                                      $62,387        $12,554           $ --             $74,941
Cost of sales                                   47,847         14,840            (25)  a          62,662
                                           --------------------------------------------------------------
  Gross profit                                  14,540         (2,286)            25              12,279
Selling, general and administrative
  expenses                                       4,797          2,892             --               7,689
Loss on closure of Kentucky Plant                   --            263             --                 263
                                           --------------------------------------------------------------
Operating income (loss)                          9,743         (5,441)            25               4,327
Interest expense                                   683          1,123            105   b           1,911
Interest expense to related parties                116             --             --                 116
                                           --------------------------------------------------------------
Income (loss) before income taxes                8,944         (6,564)           (80)              2,300
Provision (benefit from) for income taxes        3,578             15         (2,707)  c             886
                                           --------------------------------------------------------------
  Net income (loss)                             $5,366        $(6,579)        $2,627              $1,414
                                           --------------------------------------------------------------
                                           --------------------------------------------------------------
Net income per share                             $0.97                                             $0.25
                                           ------------                                      ------------
                                           ------------                                      ------------
Shares used in per share calculation             5,545                                             5,545
                                           ------------                                      ------------
                                           ------------                                      ------------

                                Northwest Pipe Company
                    Pro Forma Consolidated Statement of Operations
                         For the Year Ended December 31, 1995
                                     (Unaudited)

(In thousands, except per share data)                       Thompson                         Northwest
                                             Northwest      Pipe and                           Pipe
                                               Pipe           Steel                           Company
                                              Company        Company      Adjustments        Pro Forma
                                           --------------------------------------------------------------
Net sales                                      $97,715        $37,557           $ --            $135,272
Cost of  sales                                  78,139         36,419            (88)  a         114,470
                                           --------------------------------------------------------------
  Gross profit                                  19,576          1,138             88              20,802
Selling, general and administrative
  expenses                                       7,798          3,963             --              11,761
Loss on closure of Kentucky Plant                   --          3,142             --               3,142
                                           --------------------------------------------------------------
Operating income (loss)                         11,778         (5,967)            88               5,899
Interest expense                                 2,839          2,080            313   b           5,232
Interest expense to related parties                609             --             --                 609
                                           --------------------------------------------------------------
Income (loss) before income taxes                8,330         (8,047)          (225)                 58
Provision (benefit from) for income taxes        3,223            274         (3,485)  c              12
                                           --------------------------------------------------------------
  Net income (loss)                             $5,107        $(8,321)        $3,260                 $46
                                           --------------------------------------------------------------
                                           --------------------------------------------------------------
Net income per share                             $1.43                                             $0.06
                                           ------------                                      ------------
                                           ------------                                      ------------
Shares used in per share calculation             3,695                                             3,695
                                           ------------                                      ------------
                                           ------------                                      ------------

            The accompanying notes are an integral part of these pro forma consolidated statements.

                                Northwest Pipe Company
               Footnotes to Pro Forma Consolidated Financial Statements
                                     (Unaudited)
                                    (In thousands)

1.  BASIS OF PRESENTATION

The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of Thompson Pipe and Steel Company ("Thompson"). The pro forma financial statements have been prepared based upon the historical financial statements of the Company and Thompson as if the acquisition had occurred at June 30, 1996 and at the beginning of the respective periods.

The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1995 Annual Report on Form 10-K and the audited financial statements and notes thereto for Thompson included elsewhere in this report on Form 8-K/A-1. Management of the Company believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.


2.  PRO FORMA ADJUSTMENTS

a. To record the decrease in depreciation expense related to the adjustment of fixed assets to the lower of cost or market upon the acquisition date.

b. To record interest expense related to the additional debt resulting from the acquisition of Thompson.

c.  Income tax expense (benefit) was adjusted as follows:

                                               Six Months        Year Ended
                                             Ended June 30,     December 31,
                                                 1996               1995
                                             ---------------   --------------
To record tax expense related to decreased
     depreciation expense                   $            10   $           18
To record tax benefit related to additional
     interest expense                                   (40)             (66)
To record tax benefit related to Thompson's
    net loss                                         (2,677)          (3,437)
                                             ---------------   --------------
                                            $        (2,707)  $       (3,485)
                                             ---------------   --------------
                                             ---------------   --------------


                                         PF-2